    As filed with the Securities and Exchange Commission on January 10, 2002.
                                                       Registration No. 333-0147
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. ONE
                                   TO FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CTI GROUP (HOLDINGS) INC.
             (Exact name of Registrant as specified in its charter)


                 Delaware                                     51-0308583
      -------------------------------                     ------------------
      (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                      Identification No.)



                            CTI GROUP (HOLDINGS) INC.
                            333 North Alabama Street
                                    Suite 240
                             Indianapolis, IN 46204
               (Address of Principal Executive Offices; Zip Code)

                     STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)



                                MANFRED HANUSCHEK
                             Chief Financial Officer
                            CTI Group (Holdings) Inc.
                       333 North Alabama Street, Suite 240
                             Indianapolis, IN 46204
                                 (317) 262-4666
            (Name and address of agent for service; telephone number,
                   including area code, of agent for service)


                                   Copies to:

                            JANE K. STORERO, ESQUIRE
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                             Philadelphia, PA 19103
                                 (215) 569-5500

         This Post-Effective Amendment No. One to Registration Statement No. 333-01475 filed with the Securities and Exchange Commission on March 5, 1996 is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, 300,000 shares of common stock of CTI Group (Holdings) Inc. (the "Company") issuable upon the exercise of options or pursuant to restricted stock awards under the Stock Option and Restricted Stock Plan of the Company. 300,000 shares of the 600,000 shares of common stock, registered on the above-referenced Registration Statement, were issued upon the exercise of options.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this Post-Effective Amendment No. One to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, Indiana as of December 31, 2002.

                         CTI GROUP (HOLDINGS) INC.

                         By:  /s/ Bradley Houlberg
                              --------------------------------------------------
                         Bradley Houlberg, President and Chief Executive Officer (Duly Authorized Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. One to the Registration Statement on Form S-8 was signed by the following persons in the capacities and as of the dates stated.


                 SIGNATURE                             CAPACITY                                        DATE
-------------------------------------------  -------------------------------------              -----------------
/s/ Bradley Houlberg                         President and Chief Executive Officer              December 31, 2002
---------------------------                  (Principal Executive Officer)
Bradley Houlberg

/s/ Manfred Hanuschek                        Chief Financial Officer (Principal Financial       December 31, 2002
---------------------------                  and Accounting Officer)
Manfred Hanuschek

/s/ Harold D. Garrison                       Chairman and Director                              December 31, 2002
---------------------------
Harold D. Garrison

/s/ Michael H. Leeds                         Director                                           December 31, 2002
---------------------------
Michael H. Leeds

/s/ Rupert D. Armitage                       Director                                           December 31, 2002
---------------------------
Rupert D. Armitage

/s/ Steve Bartkiw                            Director                                           December 31, 2002
---------------------------
Steve Bartkiw

/s/ John Birbeck                             Director                                           December 31, 2002
---------------------------
John Birbeck

/s/ Thomas W. Grein                          Director                                           December 31, 2002
---------------------------
Thomas W. Grein

/s/ Salah Osseiran                           Director                                           December 31, 2002
---------------------------
Salah Osseiran

